UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2023

VIVAKOR, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41286	26-2178141
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

4101 North Thanksgiving Way

Lehi, UT 84043

(Address of principal executive offices)

(949) 281-2606

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VIVK	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Issuance of a Secured Promissory Note

As previously disclosed by Vivakor, Inc. (the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on December 20, 2021, on December 14, 2021, the Company, together with its subsidiary, Vivaventures Energy Group, Inc., entered into a Services Agreement (the “Agreement”) with Al Dali International for Gen. Trading & Cont. Co., a company organized under the laws of Kuwait (“DIC”). The Government of Kuwait and the United Nations, acting through the Kuwait Oil Company (“KOC”) has awarded to Enshaat Al Sayer rights to remediate contaminated soil under the Kuwait Remediation Program pursuant to the South Kuwait Excavation, Transportation and Remediation Project (“KOC Remediation Contract”). To fulfill its role, Enshaat Al Sayer has engaged DIC and the Company to perform contaminated soil treatment for the KOC Remediation Contract using the Company’s patented technology for extracting hydrocarbons, through the Company’s Remediation Processing Center (“RPC”) plants.

On June 20, 2023, the Company issued a 15% secured promissory note (the “Note”) due as described below, to DIC, in the principal amount of up to $1,950,000 (the “Principal Amount”), in relation to the Services Agreement. The Company will use the proceeds of the Note in refurbishing, relocating and fully installing the Company’s RPC currently located in Vernal, Utah to DIC’s location in Kuwait.

As security interest to secure repayment of the Note, the Company issued DIC an option to purchase 1,000,000 shares of the Company’s common stock at an exercise price of $1.179 per share (the “Option”). At any time there are amounts due to DIC under the Note, DIC may use the amounts then outstanding to purchase some or all of the shares under the Option by using the outstanding amounts as payment of the exercise price under the Option. The Company also granted DIC a security interest in the Company’s Trial Remediation Processing Center that is currently on-site at the DIC facility in Kuwait. Additionally, the Company granted DIC a security interest in the RPC.

The Company will repay the amounts due under the Note from the operations of the RPC. Under the terms of the Agreement, the Company is entitled to $20 per ton of material processed through the RPC from DIC. In order to repay the amounts due under the Note, DIC will deduct $12 per ton of material processed from the amounts due to the Company until all amounts due under the Note have been repaid.

Following an event of default, as defined in the Note, the Company will be subject to a penalty of $5,000 per day. Any penalties incurred under the Note will be added to the Principal Amount due and owing under the Note.

This summary is not a complete description of all of the terms of the Note and the Option and is qualified in its entirety by reference to the full text of the Note and the Option, forms of which are filed as Exhibit 4.1 and 4.2 respectively hereto, which are incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by this Item 2.03, the information contained in Item 1.01 is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

To the extent required by this Item 3.02, the information contained in Item 1.01 is incorporated herein by reference. The Options were issued to DIC in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof as a transaction not involving any public offering.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
4.1	Aldali Int’l for Gen. Trading & Cont. Co. Promissory Note in the principal amount of $1,950,000 dated May 31, 2023
4.2	Vivakor Inc. Notice of Grant of Non-Qualified Stock Options
10.1	Form of Services Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Commission on December 20, 2021)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVAKOR, INC.

Dated: June 23, 2023	By:	/s/ James Ballengee
		Name:	James Ballengee
		Title:	Chief Executive Officer

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